WHITE, KOCH, KELLY, & McCARTHY
					POST OFFICE BOX 787
					SANTA FE, NEW MEXICO 87501-0787

					November 6, 1995

Thornburg Investment Trust
119 East Marcy Street, Suite 202
Santa Fe, New Mexico 87501

					VIA HAND DELIVERY

Re: 	THORNBURG INVESTMENT TRUST (formerly "Thornburg Income Trust")
     (Thornburg Limited Term U.S. Government Fund, Thornburg Limited
     Term Income Fund, Thornburg Intermediate Municipal Fund, Thornburg Florida Intermediate Municipal Fund, Thornburg New Mexico Intermediate Municipal Fund)
     Registration Statement on Form N-1A No. 33-14905

Ladies & Gentlemen:

	You have requested our opinion with respect to the shares of beneficial interest ("the Shares") of Thornburg Limited Term U.S. Government Fund, Thornburg Limited Term Income Fund, Thornburg Intermediate Municipal Fund, Thornburg Florida Intermediate Municipal Fund, and Thornburg New Mexico Intermediate Municipal Fund, series of Thornburg Investment Trust (the "Company"), which are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by the above registration statement (the "Registration Statement").

	We have examined the Company's Agreement and Declaration of Trust, as amended to date, and its Bylaws, reviewed the records of its corporate proceedings and made such other investigations as we have deemed necessary to enable us to render this opinion.

	Based on the foregoing, we are of the opinion that:

1.	The Company is duly organized and existing as a
business trust under the laws of the Commonwealth of Massachusetts.

2.	The issue and sale of the Shares have been duly and
validly authorized, and assuming that the Shares have been issued, sold and delivered against payment therefor as provided in the Registration Statement, are legally and validly issued and outstanding, fully paid and nonassessable.

	We consent to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon the legal matters in connection with the issuance of such Shares.


						Very truly yours,

						/s/  CHARLES W. N. THOMPSON,  JR.

						CHARLES W. N. THOMPSON, JR.